Exhibit 10.5

Office Support Agreement

January 1, 2023

This amended contract is between SparkLabs Korea "SLK" and Spark I Acquisition Corporation "S1AC", together "the Parties," for Office Support services provided by SLK to S1AC.

SLK will provide office space, telecommunication services, security, utilities, maintenance, and basic accounting for the services rendered (the "Services") to S1AC for 36 months from Aug 1, 2021 to July 31, 2024 (renewable upon mutual agreement between the Parties).

SLK will provide the Services for a fixed fee of 300,000.-USD for the 36 months period.

Signed by :

For SparkLabs Korea

/s/ Eugene Kim
Name	:	Eugene Kim
Title	:	General Partner

For Spark 1 Acquisition Corporation

/s/ James Rhee
Name	:	James Rhee
Title	:	CEO